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                                                               Exhibit 10.16


AMENDMENT NO. 1
TO THE FLEMING COMPANIES, INC.
1996 STOCK OPTION PLAN


  WHEREAS, Fleming Companies, Inc. (the "Company") presently has in existence the Fleming Companies, Inc. 1996 Stock Incentive Plan (the "Plan"); and

  WHEREAS, the Securities and Exchange Commission has promulgated amendments to certain rules under Section 16 of the Securities Exchange Act of 1923, as amended; and

  WHEREAS, the Company believes that the Plan should be amended to comply with the new Section 16 rules; and

  WHEREAS, the Board of Directors of the Company has authorized and approved this Amendment No. 1 to the Plan at its meeting held on October 22, 1996;

  NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and is hereby, amended as follows:

1. Section 2.6. Section 2.6 of the Plan is hereby amended to deleting the last sentence thereof and replacing it with the following:

"The Committee shall consist of not less than two members, each of whom meets the definition of the term "non-employee director" in Rule 16b-3 (or any successor rule) promulgated under Section 16 of the Exchange Act."

2. Section 6.2(b). Section 6.2(b) of the Plan is hereby amended by deleting the proviso in the penultimate sentence thereof.

3. Section 9.5. Section 9.5 of the Plan is hereby amended by deleting the proviso at the end of Section 9.5.

Except as provided in this Amendment No. 1, in all other respects the Plan is hereby ratified and confirmed. The effective date of this Amendment No. 1 shall be November 1, 1996.